                                                                    Exhibit 3.26

                               AMENDMENT TO BYLAWS

                                       OF

                         EMERGENCY COVERAGE CORPORATION

         Effective April 1, 1994, Article 111, Section 3 Number of Directors, is hereby deleted in its entirety and the following language is substituted therefore:

                  The number of Directors shall be fixed from time to by either the Shareholders or by the Board of Directors.

                             SECRETARY'S CERTIFICATE

         The undersigned, being the duly elected Secretary of Emergency Coverage Corporation, hereby certifies that the above Amendment to the Bylaws of the Corporation was approved by the Board of Directors acting by Written Consent on June 12, 1995.

                                              /s/ Michael L. Hatcher
                                             ---------------------------------
                                               Michael L. Hatcher, Secretary

                                     BY-LAWS

                                       OF

                       ECC EMERGENCY COVERAGE CORPORATION

                             ARTICLE I. SHAREHOLDERS

         SECTION 1. Annual Meetings. The annual meeting of the shareholders shall be held on the first Tuesday of the month of the corporation's year end or on such other date as may be determined by the Board of Directors and set forth in the notice of such meeting. The business to be transacted at the annual meeting shall be the election of directors and such other business as may properly come before the meeting.

         SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors of the corporation, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all outstanding shares of the corporation entitled to vote at such meeting.

         SECTION 3. Place of Meetings. Shareholders meetings shall be held at the principal office of the corporation or at such other place as may be designated by the President or the Board of Directors.

         SECTION 4. Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail at the direction of the President, the Board of Directors, or the persons calling the meeting to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting and shall be deemed delivered when actually received by the shareholder. A certificate of the Secretary or other person giving the notice, or of a transfer agent of the corporation, that the notice required by this section has been given, in the absence of fraud, shall be prima facia evidence of the facts therein stated.

         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If after the adjournment, however, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the first paragraph of this SECTION 4.

         SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not less than ten
(10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 6. Voting Lists. The Secretary of the corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         SECTION 7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders and fractional shares shall be voted and counted as a fractional vote equal to the fraction of each such share voted.

         Shares standing in the name of another corporation may be, voted by such officer, agent, or proxy as the By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

         Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         SECTION 10. Action by Unanimous Written Consent. Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all shareholders entitled to vote thereon.

                       ARTICLE II. CERTIFICATES FOR SHARES

                               AND THEIR TRANSFER

         SECTION 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         SECTION 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the hooks of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         SECTION 3. Stated Value. Any shares of the corporation without par value shall have such stated value as the board shall from time to time determine.

         SECTION 4. Lost, Destroyed or Stolen Certificates. Certificates for shares of stock in the corporation shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may, in its discretion, require.

                         ARTICLE III. BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, all of whom shall be of legal age.

         SECTION 2. Election and Term. Directors shall be elected at the first meeting of shareholders and at annual meetings of shareholders, for terms not to exceed three years. Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

         SECTION 3. Number of Directors. The Board of Directors shall consist of one (1) member. The number of directors may be changed by amendment of this By-Law by the Board of Directors provided such amendment is approved by a majority of the entire Board of Directors and provided further that the number shall not be less than the number permitted by law.

         SECTION 4. Meetings. The regular annual meeting of the Board of Directors shall be held without other notice than this By-Law immediately following the annual meeting of shareholders on the same day thereof and at the same place of such annual meeting. Additional regular meetings of the Board of Directors shall be held at such times and places as are fixed from time to time by resolution of the Board of Directors. Special meetings may be held at any time upon the call of the President or any two directors.

         SECTION 5. Notice of Meetings. Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally or mailed to each director.

If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, directed to the director's last known address, with postage thereon prepaid. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 6. Quorum. A majority of the number of directors duly elected and holding office shall constitute a quorum, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 7. Acting without a Meeting. Whenever the directors are permitted or required to take any action, they may take such action without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors entitled to vote thereon.

         SECTION 8. Telephone Meeting Allowed. Participation by members of the board or any committee designated by the board in any telephone meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other shall be permitted. Participation in such a meeting pursuant to this Paragraph 8 shall constitute presence in person at such meeting. The directors shall be promptly furnished a copy of the minutes of any meeting held under this paragraph.

         SECTION 9. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by the vote of a majority of the directors then in office although less than a quorum exists. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders and thereafter until a successor has been elected and qualified.

         SECTION 10. Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 12. Committees. The board, by resolution adopted by a majority of the entire board, may designate an executive committee, consisting of two or more directors, and other committees, consisting of two or more persons, who may or may not be directors, and may delegate to such committee or committees all such authority of the board that it deems desirable. Only the specific delegation of the board shall be effective to give a committee the authority to adopt, amend or repeal the By-Laws, to submit to shareholders any action that needs shareholder authorization under applicable law, to fill vacancies in the board or in any committee, or to declare dividends or make other corporate distributions. The committee shall report any action taken to the meeting of the board next following the taking of such action, unless the board otherwise requires. The board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of the committee. Each such committee, and each member of each such committee, shall serve at the pleasure of the board. The designation of any such committee and the delegation thereto of authority shall not relieve any director of any responsibility imposed by law. So far as applicable, the provisions of these by-laws relating to the conduct of meetings of the board shall govern meetings of the executive and other committees.

         SECTION 13. Proxy Committee. The directors shall have the authority to appoint from their number or from the corporation's shareholders a Proxy Committee whose names may be, at the direction of the directors, printed as proxies on the proxy blanks to be mailed to the shareholders; provided, such proxies so mailed shall leave a space for such name or names as the shareholders may wish to substitute in place of the names of the Proxy Committee. The Proxy Committee shall be entitled to vote at any regular or special called meeting of shareholders on all business matters and affairs of the corporation then considered.

                              ARTICLE IV. OFFICERS

         SECTION 1. Number. The officers of the corporation shall be a president, a secretary and a treasurer. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except that no person shall hold the offices of president and secretary.

         SECTION 2. Election and Term of Office. The officers of the corporation to he elected by the Board of Directors shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, resignation, or removal. Election or appointment of an officer or agent shall not of itself create contract rights.

         SECTION 3. Removal and Vacancies. Any officer or agent may be removed by the Board of Directors with or without cause by the affirmative vote of a majority of the directors then in office. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 4. President. The president shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all business and affairs of the corporation, shall preside at the meetings of shareholders and the Board of Directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, leases, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 5. Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

         SECTION 6. Vice President. The vice president shall be vested with all the powers and shall be required to perform all the duties of the President in his absence and/or disability and he shall perform such other duties as may be prescribed by the Board of Directors.

         SECTION 7. Treasurer. The treasurer shall have the custody of the funds and securities of the corporation and shall keep full and accurate accounts of all receipts and disbursements in books belonging to the corporation. He shall disburse the funds of the corporation as may be ordered by the Directors, and shall render to the President, stockholders and directors, whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

         SECTION 8. General Manager. In addition to the other offices specifically provided for herein, the Board of Directors shall have the power to select and appoint a general manager with such duties as may be determined and assigned by the Board of Directors. The general manager need not be an officer of the corporation but may also hold any office specifically provided for herein.

         SECTION 9. Salaries. The salaries of the officers of the corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                          ARTICLE V. CONTRACTS, LOANS,

                               CHECKS AND DEPOSITS

         SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall he contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, employee, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                              ARTICLE VI. DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                           ARTICLE VII. CORPORATE SEAL

         The Board of Directors may, but shall not be obligated to, provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation; but the presence or absence of such seal on any or its addition thereto, shall not affect its character, validity or legal effect in any respect.

                         ARTICLE VIII. WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the articles of incorporation or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall he deemed equivalent to the giving of such notice.

                            ARTICLE IX. MISCELLANEOUS

         SECTION 1. Offices. The principal office of the corporation in the State of Tennessee shall be located at 1701 United American Plaza, Knoxville, Tennessee 37929, or such other place as shall be designated by the Board.

         SECTION 2. Stock in Other Companies. In the absence of other arrangement by the board, the president of the corporation may vote, endorse for transfer or take any other action necessary with respect to shares of stock and securities issued by any other corporation and owned by this corporation; and he may make, execute and deliver any proxy, waiver of consent with respect thereto.

         SECTION 3. Indemnification of Directors and Officers. Any director or officer, or his executor or administrator, shall be entitled to indemnification in accordance with Sections 48-406 through 46-411 of the Tennessee General Corporation Act.

                              ARTICLE X. AMENDMENTS

         These By-Laws may be altered, amended, or repealed by the shareholders at any annual meeting of shareholders or at any special meeting of shareholders or by the affirmative vote of a majority of the entire Board of Directors of the corporation at any regular or special meeting of the Board of Directors, provided each director is given written notice by the proposed alteration, amendment, or repeal of these By-Laws in the normal manner at least ten (10) days prior to such meeting of the Board of Directors.